UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: October 28, 2005

(Date of earliest event reported: October 25, 2005)

DUKE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

NORTH CAROLINA (State or other jurisdiction of incorporation)	1-4928 (Commission File No.)	56-0205520 (IRS Employer Identification No.)

526 South Church Street
Charlotte, North Carolina	28202-1904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 25, 2005, the registrant’s Board of Directors elected William Barnet, III, to serve as a director of the registrant until the registrant’s 2006 annual meeting of shareholders. The Board appointed Mr. Barnet to the Audit Committee and Nuclear Oversight Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

By: /s/ Edward M. Marsh, Jr.
Edward M. Marsh, Jr.
Deputy General Counsel and Assistant Secretary

Date: October 28, 2005